Exhibit 10.4

AMENDMENT TO AGREEMENT

This AMENDMENT TO AGREEMENT is made effective as of this  1st day of May, 2005, by and between Biovail Laboratories International SRL, a Barbados International Society with Restricted Liability having a principal place of business at Chelston Park, Building 2, Collymore Rock, St. Michael, BH1, Barbados, W.I. (“Biovail”), and SmithKline Beecham Corporation, a GlaxoSmithKline company, a corporation duly organized and existing under the applicable laws of the Commonwealth of Pennsylvania having a principal place of business at One Franklin Plaza, Philadelphia, PA 19101 (“GSK”).

WHEREAS, the parties are parties to an Amended and Restated Distribution Rights Agreement (the “Agreement”) effective as of October 26, 2001; and

WHEREAS, the parties now desire to amend the Agreement,

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, GSK and Biovail agree as follows:

1.             Effective as of the date set forth above, the definition of “Territory” set forth in Article 1 of the Agreement is hereby amended to add the United States Virgin Islands.

2.             All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Agreement the day and year first above written.

SMITHKLINE BEECHAM CORPORATION		BIOVAIL LABORATORIES INTERNATIONAL SRL

By:	/s/ Donald F. Parman	By:	/s/ John A.R. McCleery
Title:	Vice President & Secretary	Title:	Vice President, General Manager